Exhibit 32.1

INTELIQUENT, INC.

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Matthew Carter Jr., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that, to my knowledge on the date hereof:

(a) the Annual Report on Form 10-K of Inteliquent, Inc. for the year ended December 31, 2015 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Inteliquent, Inc.

Date: February 18, 2016	/s/ Matthew Carter Jr.
Matthew Carter Jr. Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Inteliquent, Inc. and will be retained by Inteliquent, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C.§1350 and is not being filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.